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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 13, 2014 except with respect to our opinion on the consolidated financial statements insofar as it relates to the "Supplemental Guarantor/Non-Guarantor Financial Information (CPE Inc. only)" described in Note 26, which is as of February 25, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Cloud Peak Energy Inc.'s Current Report on Form 8-K dated February 25, 2014. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Denver, CO
October 6, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM